Exhibit 99.1

Cerence Announces First Quarter Fiscal Year 2022 Results

Headlines

•	Delivered second largest bookings quarter in the Company’s history

•	Exceeded most profitability metrics for the quarter

•	Secured initial revenue contribution from fitness products, a new mobility market

•	Won another China-based two-wheeler customer

•	Company lowers FY2022 guidance

BURLINGTON, Mass., February 7, 2022 – Cerence Inc. (NASDAQ: CRNC), AI for a world in motion, today reported its first quarter fiscal year 2022 results for the quarter ended December 31, 2021.

Results Summary (1)

(in millions, except per share data)

	Three Months Ended December 31,
	2021	2020
GAAP Revenue	$94.4	$93.6
GAAP Gross Margin	74.3%	71.3%
Non-GAAP Gross Margin	77.5%	75.0%
GAAP Operating Margin	24.3%	18.7%
Non-GAAP Operating Margin	36.8%	38.9%
GAAP Net Income	$19.0	$20.9
Non-GAAP Net Income	$25.3	$23.6
Adjusted EBITDA	$36.9	$39.0
Adjusted EBITDA Margin	39.1%	41.6%
GAAP Net Income per Share—diluted	$0.47	$0.53
Non-GAAP Net Income per Share—diluted	$0.59	$0.57

(1)

Please refer to the “Discussion of Non-GAAP Financial Measures” and “Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures” included elsewhere in this release for more information regarding our use of non-GAAP financial measures.

Stefan Ortmanns, Chief Executive Officer at Cerence commented, “We had a strong start to the fiscal year. Our results underscore the strength of our business and reinforces Cerence as the global leader in unique, moving experiences for the mobility world. We’ve delivered important innovations and leading AI mobility solutions to customers in key markets, and our employees have demonstrated great commitment to supporting our customers and each other.”

Ortmanns continued, “We remain focused on the markets, customers, and products that will deliver long-term sustainable growth and that everything we do reinforces our vision of leadership in AI for mobility. We are intensely focused on bold innovation and executing at speed for our customers.”

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Cerence Key Performance Indicators

To help investors gain further insight into the Cerence business and its performance, management provides a set of key performance indicators that includes:

Key Performance Indicator[1]	Q1FY22
Percent of worldwide auto production with Cerence Technology (TTM)	52%
Average contract duration—years (TTM):	7.9
Repeatable software contribution (TTM):	81%
Change in number of Cerence connected cars shipped[2] (TTM over prior year TTM)	11%
Growth in billings per car (TTM over prior year TTM) (excludes legacy contract3)	0%

(1)	Please refer to the “Key Performance Indicators” included elsewhere in this release for more information regarding the definition and our use of key performance indicators.
(2)	Based on IHS Markit data, global auto production increased 2% over the same time period ended December 31, 2021.
(3)	Legacy contract is a connected services contract with Toyota acquired by Nuance through a 2013 acquisition

Second Quarter and Full Year Fiscal 2022 Outlook

With recent changes in leadership, year-to-date performance, and further analysis of the business and market conditions, the company is providing guidance for Q2 2022 and updated guidance for the full fiscal year.

Key factors include:

•

The rapidly evolving conditions within the automotive industry affecting vehicle production and delivery, including but not limited to ongoing supply chain challenges driven by the semiconductor shortage, and the still unknown and ongoing impact of Covid-19 variants such as Omicron affecting the delivery of new vehicles, factory shutdowns and labor shortages.

•

Analysis of each business unit’s plans, forecasts and assumptions that suggest the conversion from bookings to revenue will take longer than expected for new products. These new products remain attractive revenue streams and are expected to contribute to future growth, but will take longer than originally expected to recognize revenue.

•

Prior guidance assumed a number of one-time technology license opportunities in fiscal 2022. Although attractive opportunities remain, these may not all be realized during our fiscal year as previously expected.

For the fiscal quarter ending March 31, 2022, revenue is expected to be in the range of $82 million to $86 million. Adjusted EBITDA is expected to be in the range of approximately $22 million to $26 million. The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

The full-year guidance is for revenue to be in the range of $365 million to $385 million representing a 9% decrease at the midpoint compared to the initial FY22 guidance provided on November 22, 2021, and a 3% decrease at the mid-point compared to last year’s actual revenue of $387 million. Adjusted EBITDA for the full year is expected to be in the range of approximately $119 million to $139 million. The adjusted EBITDA guidance excludes acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs.

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Additional details regarding guidance will be provided on the earnings call.

First Quarter Conference Call

The company will host a live conference call and webcast with slides to discuss the results today at 8:30 a.m. Eastern Time/5:30 a.m. Pacific Time. Interested investors and analysts are invited to dial into the conference call by using 844.467.7116 (domestic) or +1.409.983.9838 (international) and entering the pass code 8094176. Webcast access will be available on the Investor Information section of the company’s website at https://www.cerence.com/investors/events-and-resources.

The teleconference replay will be available through February 14, 2022. The replay dial-in number is 1.855.859.2056 (domestic) or +1.404.537.3406 (international) using pass code 8094176. A replay of the webcast can be accessed by visiting our web site 90 minutes following the conference call at https://www.cerence.com/investors/events-and-resources.

Forward Looking Statements

Statements in this presentation regarding Cerence’s future performance, results and financial condition, expected growth, business and market trends, and innovation and our management’s future expectations, beliefs, goals, plans or prospects constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “intends” or “estimates” or similar expressions) should also be considered to be forward-looking statements. Although we believe forward-looking statements are based upon reasonable assumptions, such statements involve known and unknown risk, uncertainties and other factors, which may cause actual results or performance of the company to be materially different from any future results or performance expressed or implied by such forward-looking statements including but not limited to: impacts of the COVID-19 pandemic on our and our customer’s businesses; the highly competitive and rapidly changing market in which we operate; adverse conditions in the automotive industry, the related supply chain, or the global economy more generally; our ability to control and successfully manage our expenses and cash position; our strategy to increase cloud offerings; escalating pricing pressures from our customers; our failure to win, renew or implement service contracts; the loss of business from any of our largest customers; effects of customer defaults; our inability to successfully introduce new products, applications and services; the inability to recruit and retain qualified personnel; cybersecurity and data privacy incidents; fluctuating currency rates; and the other factors discussed in our most recent Annual Report on Form 10-K, quarterly reports on Form 10-Q, and other filings with the Securities and Exchange Commission. We disclaim any obligation to update any forward-looking statements as a result of developments occurring after the date of this document.

Discussion of Non-GAAP Financial Measures

We believe that providing the non-GAAP information in addition to the GAAP presentation, allows investors to view the financial results in the way management views the operating results. We further believe that providing this information allows investors to not only better understand our financial performance, but more importantly, to evaluate the efficacy of the methodology and information used by management to evaluate and measure such performance. The non-GAAP information should not be considered superior to, or a substitute for, financial statements prepared in accordance with GAAP.

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We utilize a number of different financial measures, both GAAP and non-GAAP, in analyzing and assessing the overall performance of the business, for making operating decisions and for forecasting and planning for future periods. While our management uses these non-GAAP financial measures as a tool to enhance their understanding of certain aspects of our financial performance, our management does not consider these measures to be a substitute for, or superior to, the information provided by GAAP financial statements.

Consistent with this approach, we believe that disclosing non-GAAP financial measures to the readers of our financial statements provides such readers with useful supplemental data that, while not a substitute for GAAP financial statements, allows for greater transparency in the review of our financial and operational performance. In assessing the overall health of the business during the three months ended December 31, 2021 and 2020, our management has either included or excluded the following items in general categories, each of which is described below.

Adjusted EBITDA

Adjusted EBITDA is defined as net income attributable to Cerence Inc. before net income (loss) attributable to income tax (benefit) expense, other income (expense) items, net, depreciation and amortization expense, and excluding acquisition-related costs, amortization of acquired intangible assets, stock-based compensation, and restructuring and other costs, net or impairment charges related to fixed and intangible assets and gains or losses on the sale of long-lived assets, if any. From time to time we may exclude from Adjusted EBITDA the impact of events, gains, losses or other charges (such as significant legal settlements) that affect the period-to-period comparability of our operating performance. Other income (expense) items, net include interest expense, interest income, and other income (expense), net (as stated in our Condensed Consolidated Statement of Operations). Our management and Board of Directors use this financial measure to evaluate our operating performance. It is also a significant performance measure in our annual incentive compensation programs.

Restructuring and other costs, net.

Restructuring and other charges, net include restructuring expenses as well as other charges that are unusual in nature, are the result of unplanned events, and arise outside the ordinary course of our business such as employee severance costs, costs for consolidating duplication facilities, and separation costs directly attributable to the Cerence business becoming a standalone public company.

Acquisition-related costs, net.

In the past, we have completed a number of acquisitions, which result in operating expenses, which would not otherwise have been incurred. We provide supplementary non-GAAP financial measures, which exclude certain transition, integration and other acquisition-related expense items resulting from acquisitions, to allow more accurate comparisons of the financial results to historical operations, forward looking guidance and the financial results of less acquisitive peer companies. We consider these types of costs and adjustments, to a great extent, to be unpredictable and dependent on a significant number of factors that are outside of our control. Furthermore, we do not consider these acquisition-related costs and adjustments to be related to the

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organic continuing operations of the acquired businesses and are generally not relevant to assessing or estimating the long-term performance of the acquired assets. In addition, the size, complexity and/or volume of past acquisitions, which often drives the magnitude of acquisition related costs, may not be indicative of the size, complexity and/or volume of future acquisitions. By excluding acquisition-related costs and adjustments from our non-GAAP measures, management is better able to evaluate our ability to utilize our existing assets and estimate the long-term value that acquired assets will generate for us. We believe that providing a supplemental non-GAAP measure, which excludes these items allows management and investors to consider the ongoing operations of the business both with, and without, such expenses.

These acquisition-related costs fall into the following categories: (i) transition and integration costs; (ii) professional service fees and expenses; and (iii) acquisition-related adjustments. Although these expenses are not recurring with respect to past acquisitions, we generally will incur these expenses in connection with any future acquisitions. These categories are further discussed as follows:

(i)

Transition and integration costs. Transition and integration costs include retention payments, transitional employee costs, and earn-out payments treated as compensation expense, as well as the costs of integration-related activities, including services provided by third-parties.

(ii)

Professional service fees and expenses. Professional service fees and expenses include financial advisory, legal, accounting and other outside services incurred in connection with acquisition activities, and disputes and regulatory matters related to acquired entities.

(iii)

Acquisition-related adjustments. Acquisition-related adjustments include adjustments to acquisition-related items that are required to be marked to fair value each reporting period, such as contingent consideration, and other items related to acquisitions for which the measurement period has ended, such as gains or losses on settlements of pre-acquisition contingencies.

Amortization of acquired intangible assets.

We exclude the amortization of acquired intangible assets from non-GAAP expense and income measures. These amounts are inconsistent in amount and frequency and are significantly impacted by the timing and size of acquisitions. Providing a supplemental measure which excludes these charges allows management and investors to evaluate results “as-if” the acquired intangible assets had been developed internally rather than acquired and, therefore, provides a supplemental measure of performance in which our acquired intellectual property is treated in a comparable manner to our internally developed intellectual property. Although we exclude amortization of acquired intangible assets from our non-GAAP expenses, we believe that it is important for investors to understand that such intangible assets contribute to revenue generation. Amortization of intangible assets that relate to past acquisitions will recur in future periods until such intangible assets have been fully amortized. Future acquisitions may result in the amortization of additional intangible assets.

Non-cash expenses.

We provide non-GAAP information relative to the following non-cash expenses: (i) stock-based compensation; and (ii) non-cash interest. These items are further discussed as follows:

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(i)

Stock-based compensation. Because of varying valuation methodologies, subjective assumptions and the variety of award types, we exclude stock-based compensation from our operating results. We evaluate performance both with and without these measures because compensation expense related to stock-based compensation is typically non-cash and awards granted are influenced by the Company’s stock price and other factors such as volatility that are beyond our control. The expense related to stock-based awards is generally not controllable in the short-term and can vary significantly based on the timing, size and nature of awards granted. As such, we do not include such charges in operating plans. Stock-based compensation will continue in future periods.

ii)

Non-cash interest. We exclude non-cash interest because we believe that excluding this expense provides management, as well as other users of the financial statements, with a valuable perspective on the cash-based performance and health of the business, including the current near-term projected liquidity. Non-cash interest expense will continue in future periods.

Other expenses.

We exclude certain other expenses that result from unplanned events outside the ordinary course of continuing operations, in order to measure operating performance and current and future liquidity both with and without these expenses. By providing this information, we believe management and the users of the financial statements are better able to understand the financial results of what we consider to be our organic, continuing operations. Included in these expenses are items such as other charges (credits), net, losses from extinguishment of debt, and changes in indemnification assets corresponding with the release of pre-spin liabilities for uncertain tax positions.

Bookings.

Bookings is defined as the amount of revenue we expect to earn from an agreement with our customers for products and services. To count as a booking, we expect there to be persuasive evidence of an arrangement, which may be evidenced by a legally binding document or documents, and that the collectability of the amounts payable under the arrangement are reasonably assured. The revenue we may actually recognize from our estimated bookings is subject to multiple factors, including but not limited to the timing of satisfying performance obligations, potential terminations, or changes in the scope of programs utilizing our technology and currency fluctuations. There is no comparable GAAP financial measure.

Key performance indicators

We believe that providing key performance indicators (“KPIs”), allows investors to gain insight into the way management views the performance of the business. We further believe that providing KPIs allows investors to better understand information used by management to evaluate and measure such performance. KPIs should not be considered superior to, or a substitute for, operating results prepared in accordance with GAAP. In assessing the performance of the business during the three months ended December 31, 2021, our management has reviewed the following KPIs, each of which is described below:

•	Percent of worldwide auto production with Cerence Technology: The number of Cerence enabled cars shipped as compared to IHS Markit car production data.

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•

Average contract duration: The weighted average annual period over which we expect to recognize the estimated revenues from new license and connected contracts signed during the quarter, calculated on a trailing twelve months (“TTM”) basis and presented in years.

•

Repeatable software contribution: The percentage of repeatable revenues as compared to total GAAP revenue in the quarter on a TTM basis. Repeatable revenues are defined as the sum of License and Connected Services revenues.

•	Change in number of Cerence connected cars shipped: The year over year change in the number of cars shipped with Cerence connected solutions. Amounts calculated on a TTM basis.

•	Growth in billings per car: The rate of growth calculated from the average billings per car based on a TTM basis, excluding legacy contract and adjusted for prepay usage.

See the tables at the end of this press release for non-GAAP reconciliations to the most directly comparable GAAP measures.

To learn more about Cerence, visit www.cerence.com, and follow the company on LinkedIn and Twitter.

About Cerence Inc.

Cerence (NASDAQ: CRNC) is the global industry leader in creating unique, moving experiences for the mobility world. As an innovation partner to the world’s leading automakers and mobility OEMs, it is helping advance the future of connected mobility through intuitive, powerful interaction between humans and their cars, two-wheelers, and even elevators, connecting consumers’ digital lives to their daily journeys no matter where they are. Cerence’s track record is built on more than 20 years of knowledge and more than 400 million cars shipped with Cerence technology. Whether it’s connected cars, autonomous driving, e-vehicles, or buildings, Cerence is mapping the road ahead. For more information, visit www.cerence.com.

Contact Information

Rich Yerganian

Cerence Inc.

Tel: 617-987-4799

Email: richard.yerganian@cerence.com

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Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended
	December 31,
	2021	2020
Revenues:
License	$46,850	$46,414
Connected services	28,159	25,930
Professional services	19,417	21,299

Total revenues	94,426	93,643

Cost of revenues:
License	721	674
Connected services	5,724	7,013
Professional services	15,903	17,322
Amortization of intangible assets	1,879	1,879

Total cost of revenues	24,227	26,888

Gross profit	70,199	66,755

Operating expenses:
Research and development	25,792	24,131
Sales and marketing	5,879	9,008
General and administrative	7,527	12,434
Amortization of intangible assets	3,154	3,158
Restructuring and other costs, net	4,915	480

Total operating expenses	47,267	49,211

Income from operations	22,932	17,544
Interest income	90	18
Interest expense	(3,427)	(3,799)
Other income (expense), net	(252)	(2,237)

Income before income taxes	19,343	11,526
Provision for (benefit from) income taxes	299	(9,415)

Net income	$19,044	$20,941

Net income per share:
Basic	$0.49	$0.56

Diluted	$0.47	$0.53

Weighted-average common share outstanding:
Basic	38,839	37,180

Diluted	44,370	43,363

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CERENCE INC.

Condensed Consolidated Balance Sheets

(in thousands, except per share amounts)

	December 31,	September 30,
	2021	2021
	(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$117,236	128,428
Marketable securities	27,905	30,435
Accounts receivable, net of allowances of $181 and $395	37,765	45,560
Deferred costs	5,894	6,095
Prepaid expenses and other current assets	92,352	76,530

Total current assets	281,152	287,048

Long-term marketable securities	7,720	7,339
Property and equipment, net	34,437	31,505
Deferred costs	29,882	31,702
Operating lease right of use assets	16,525	14,901
Goodwill	1,125,648	1,128,511
Intangible assets, net	20,138	25,348
Deferred tax assets	157,833	159,293
Other assets	19,090	20,081

Total assets	$1,692,425	$1,705,728

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$8,322	$11,636
Deferred revenue	71,215	78,394
Short-term operating lease liabilities	5,386	4,562
Short-term debt	6,250	6,250
Accrued expenses and other current liabilities	50,309	64,467

Total current liabilities	141,482	165,309

Long-term debt	264,831	265,093
Deferred revenue, net of current portion	193,443	198,343
Long-term operating lease liabilities	12,998	12,216
Other liabilities	30,170	32,822

Total liabilities	642,924	673,783

Stockholders’ Equity:
Common stock, $0.01 par value, 560,000 shares authorized; 39,162 and 38,025 shares issued and outstanding, respectively	392	381
Accumulated other comprehensive (loss) income	(3,717)	1,634
Additional paid-in capital	1,006,205	1,002,353
Retained earnings	46,621	27,577

Total stockholders’ equity	1,049,501	1,031,945

Total liabilities and stockholders’ equity	$1,692,425	$1,705,728

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Condensed Consolidated Statements of Cash Flows

(in thousands)

	Three Months Ended
	December 31,
	2021	2020
Cash flows from operating activities:
Net income	$19,044	$20,941
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	7,210	7,624
Benefit from credit loss reserve	(418)	(410)
Stock-based compensation expense	5,841	13,325
Non-cash interest expense	1,301	1,230
Deferred tax benefit	(1,455)	(16,137)
Other	551	—
Changes in operating assets and liabilities:
Accounts receivable	7,555	(7,155)
Prepaid expenses and other assets	(19,707)	1,025
Deferred costs	1,509	2,051
Accounts payable	(3,153)	(3,655)
Accrued expenses and other liabilities	(2,797)	(1,527)
Deferred revenue	(10,336)	(6,503)

Net cash provided by operating activities	5,145	10,809

Cash flows from investing activities:
Capital expenditures	(4,410)	(2,369)
Purchases of marketable securities	(3,593)	(6,358)
Sale and maturities of marketable securities	5,706	—
Other investing activities	559	—

Net cash used in investing activities	(1,738)	(8,727)

Cash flows from financing activities:
Payments for long-term debt issuance costs	—	(520)
Principal payments of long-term debt	(1,563)	(1,563)
Common stock repurchases for tax withholdings for net settlement of equity awards	(44,573)	(30,258)
Principal payments of lease liabilities arising from a finance lease	(155)	(101)
Proceeds from the issuance of common stock	32,139	3,663

Net cash used in financing activities	(14,152)	(28,779)

Effects of exchange rate changes on cash and cash equivalents	(447)	990

Net change in cash and cash equivalents	(11,192)	(25,707)
Cash and cash equivalents at the beginning of the period	128,428	136,067

Cash and cash equivalents at the end of the period	$117,236	$110,360

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Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures

(unaudited - in thousands)

	Three Months Ended
	December 31,
	2021	2020
GAAP revenue	$94,426	$93,643
GAAP gross profit	$70,199	$66,755
Stock-based compensation	1,092	1,592
Amortization of intangible assets	1,879	1,879

Non-GAAP gross profit	$73,170	$70,226

GAAP gross margin	74.3%	71.3%
Non-GAAP gross margin	77.5%	75.0%
GAAP operating income	$22,932	$17,544
Stock-based compensation*	1,841	13,325
Amortization of intangible assets	5,033	5,037
Restructuring and other costs, net*	4,915	480

Non-GAAP operating income	$34,721	$36,386

GAAP operating margin	24.3%	18.7%
Non-GAAP operating margin	36.8%	38.9%
GAAP net income	$19,044	$20,941
Stock-based compensation*	1,841	13,325
Amortization of intangible assets	5,033	5,037
Restructuring and other costs, net*	4,915	480
Depreciation	2,177	2,587
Total other income (expense), net	(3,589)	(6,018)
Provision for (benefit from) income taxes	299	(9,415)

Adjusted EBITDA	$36,898	$38,973

GAAP net income margin	20.2%	22.4%
Adjusted EBITDA margin	39.1%	41.6%

*	- $4.0 million in stock-based compensation is included in Restructuring and other costs, net

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Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Three Months Ended
	December 31,
	2021	2020
GAAP net income	$19,044	$20,941
Stock-based compensation*	1,841	13,325
Amortization of intangible assets	5,033	5,037
Restructuring and other costs, net*	4,915	480
Non-cash interest expense	1,301	1,230
Indemnification asset release	1,302	—
Adjustments to income tax expense	(8,108)	(17,416)

Non-GAAP net income	$25,328	$23,597

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$19,044	$20,941
Interest on Convertible Senior Notes, net of tax	1,911	1,831

Net income attributed to common shareholders—diluted	$20,955	$22,772
Non-GAAP Numerator:
Net income attributed to common shareholders	$25,328	$23,597
Interest on Convertible Senior Notes, net of tax	1,019	1,005

Net income attributed to common shareholders—diluted	$26,347	$24,602
GAAP Denominator:
Weighted-average common shares outstanding—basic	38,839	37,180
Adjustment for diluted shares	5,531	6,183

Weighted-average common shares outstanding—diluted	44,370	43,363
Non-GAAP Denominator:
Weighted-average common shares outstanding- basic	38,839	37,180
Adjustment for diluted shares	5,531	6,183

Weighted-average common shares outstanding—diluted	44,370	43,363
GAAP net income per share—diluted	$0.47	$0.53
Non-GAAP net income per share—diluted	$0.59	$0.57
GAAP net cash provided by operating activities	$5,145	$10,809
Capital expenditures	(4,410)	(2,369)

Free Cash Flow	$735	$8,440

*	- $4.0 million in stock-based compensation is included in Restructuring and other costs, net

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Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q1FY22	Q4FY21	Q3FY21	Q2FY21
GAAP revenues	$94,426	$98,076	$96,801	$98,662
Less: Professional services revenue	19,417	21,073	16,538	16,555

Non-GAAP Repeatable revenues	$75,009	$77,003	$80,263	$82,107
GAAP revenues TTM	$387,965
Less: Professional services revenue TTM	73,583

Non-GAAP Repeatable revenues TTM	$314,382
Repeatable software contribution	81%

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Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands)

	Q2 2022		FY2022
	Low	High	Low	High
GAAP revenue	$82,000	$86,000	$365,000	$385,000
GAAP gross profit	$58,400	$62,400	$267,900	$287,900
Stock-based compensation	1,200	1,200	4,700	4,700
Amortization of intangible assets	900	900	3,000	3,000

Non-GAAP gross profit	$60,500	$64,500	$275,600	$295,600

GAAP gross margin	71%	73%	73%	75%
Non-GAAP gross margin	74%	75%	76%	77%
GAAP operating income	$5,400	$9,400	$59,300	$79,300
Stock-based compensation	9,000	9,000	28,400	28,400
Amortization of intangible assets	4,100	4,100	14,700	14,700
Restructuring and other costs, net	500	500	6,300	6,300

Non-GAAP operating income	$19,000	$23,000	$108,700	$128,700

GAAP operating margin	7%	11%	16%	21%
Non-GAAP operating margin	23%	27%	30%	33%
GAAP net income	$1,300	$3,700	$34,400	$49,200
Stock-based compensation	9,000	9,000	28,400	28,400
Amortization of intangible assets	4,100	4,100	14,700	14,700
Restructuring and other costs, net	500	500	6,300	6,300
Depreciation	2,500	2,500	10,000	10,000
Total other income (expense), net	(3,300)	(3,300)	(13,500)	(13,500)
Provision for income taxes	800	2,400	11,400	16,600

Adjusted EBITDA	$21,500	$25,500	$118,700	$138,700

GAAP net income margin	2%	4%	9%	13%
Adjusted EBITDA margin	26%	30%	33%	36%

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Reconciliations of GAAP Financial Measures to Non-GAAP Financial Measures (cont.)

(unaudited - in thousands, except per share data)

	Q2 2022		FY2022
	Low	High	Low	High
GAAP net income	$1,300	$3,700	$34,400	$49,200
Stock-based compensation	9,000	9,000	28,400	28,400
Amortization of intangibles	4,100	4,100	14,700	14,700
Restructuring and other costs, net	500	500	6,300	6,300
Non-cash interest expense	1,300	1,300	5,300	5,300
Adjustments to income tax expense	(3,400)	(2,800)	(13,100)	(12,100)

Non-GAAP net income	$12,800	$15,800	$76,000	$91,800

Adjusted EPS:
GAAP Numerator:
Net income attributed to common shareholders	$1,300	$3,700	$34,400	$49,200
Non-GAAP Numerator:
Net income attributed to common shareholders	$12,800	$15,800	$76,000	$91,800
Interest on Convertible Senior Notes, net of tax	1,000	1,000	4,000	4,000

Net income attributed to common shareholders - diluted	$13,800	$16,800	$80,000	$95,800
GAAP Denominator:
Weighted-average common shares outstanding - basic	39,200	39,200	39,100	39,100
Adjustment for diluted shares	600	600	700	700

Weighted-average common shares outstanding - diluted	39,800	39,800	39,800	39,800
Non-GAAP Denominator:
Weighted-average common shares outstanding - basic	39,200	39,200	39,100	39,100
Adjustment for diluted shares	5,200	5,200	5,300	5,300

Weighted-average common shares outstanding - diluted	44,400	44,400	44,400	44,400
GAAP net income per share—diluted	$0.03	$0.09	$0.86	$1.24
Non-GAAP net income per share—diluted	$0.31	$0.38	$1.80	$2.16

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